Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor and Media Contact: Whitney Finch
November 5, 2009	Director of Investor Relations
813.421.7694
wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
•	COMPANY REPORTS Q3 PRE-TAX INCOME OF $9.6 MILLION

•	ANNOUNCES DIVIDEND OF $0.50 PER SHARE
(Tampa, Fla.) – Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today reported results of operations for the quarter ended September 30, 2009 and the declaration of a quarterly dividend of $0.50 per share. The dividend will be paid on November 30, 2009 to shareholders of record on November 18, 2009.
Net income for the third quarter of 2009 was $8.2 million, or $0.40 per diluted share. These quarterly results included $0.4 million of spin-off related costs and $0.8 million of non-cash income tax expense related to the reversal of tax benefits previously reflected in accumulated other comprehensive income. Income before income taxes was $9.6 million, or $0.46 per diluted share. Income before income taxes excluding the spin-off related expenses was $10.0 million in the third quarter as compared to $9.8 million in the second quarter. The Company had a net loss before income taxes of $6.1 million in the third quarter of 2008, primarily attributable to a $12.3 million goodwill impairment charge and a $3.9 million provision for estimated hurricane losses.
Mark J. O’Brien, Walter Investment’s Chairman and CEO, said, “The $0.50 per share dividend declared today by our Board of Directors is equal to the Company’s initial dividend that was declared and paid in August. This quarter’s results and the payment of the dividend demonstrate the consistent and stable performance of our portfolio and the cash flow it produces.”
“We believe the continuing strong performance from our core business, despite ongoing weakness in the mortgage industry in general, confirms that we are well positioned to take advantage of the opportunities currently available in the distressed asset market. We anticipate that the acquisitions of residential loans, additional servicing opportunities, and other investment options for the proceeds from our recent capital raise, should further improve the efficiency and effectiveness of our servicing platform and enhance returns to our shareholders.”
Third Quarter 2009 Operating Highlights
•	Consolidated delinquencies were 5.55 percent at the end of September, as compared to 5.06 percent at June 30, 2009 and 5.00 percent at September 30, 2008. The uptick reflected an expected seasonal trend upward in delinquencies. However our delinquency rates (adjusted to reflect comparable methodologies) remain better than the most recently released Mortgage Banker’s Association’s subprime industry survey average by 53 percent.

•	On an annualized basis, the asset yield for the quarter ended September 30, 2009 was 10.13 percent and the Company’s cost of funds was 6.81 percent. The net interest margin for the quarter, which is net interest income as a percentage of average earning assets, was 4.92 percent, slightly lower than the third quarter of last year, due to lower outstanding balances, lower prepayment speeds and higher delinquencies.

•	Loss severities were 16.9 percent in the third quarter, as compared to 19.0 percent for the second quarter of 2009. Severity levels for fixed rate residential loans, which comprise 99 percent of our portfolio, were better than
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historical averages at 12.5 percent improving slightly from 13.3 percent in the second quarter of 2009. The improvement in the fixed rate portion of the portfolio was partially offset by an increase in severities in the adjustable rate mortgage portfolio, which comprises approximately 1 percent of the Company’s total portfolio.

•	Cash increased $2.3 million during the third quarter of 2009 after the $10.4 million paid in dividends to our shareholders.
Charles E. Cauthen, Walter Investment’s President and COO, said, “Despite extremely difficult economic conditions, our servicing operations continue to achieve solid and consistent results from our existing residential loan portfolio. While we expect continued weakness in the economy and for unemployment levels to remain high, we believe we are well-positioned to produce results superior to those of other servicers on our existing residential loan portfolio and from any residential loan portfolios we acquire.”
Third Quarter 2009 Financial Summary
Net interest income for the quarter was $21.0 million as compared $23.4 million in the year-ago period on lower average outstandings, lower voluntary prepayment speeds and slightly higher delinquencies.
The provision for losses was $3.1 million, compared with $5.3 million in the year ago period. The decrease from the year earlier period was primarily driven by an addition to the allowance for loan losses of $2.3 million in the prior year period, coupled with improved loss severities in the current quarter.
Non-interest income rose to $3.0 million from $1.9 million a year earlier. Other revenues increased primarily as a result of the sale of the third-party insurance agency portfolio as well as an increase in advisory services revenues.
Non-interest expense decreased to $11.3 million from $26.1 million a year earlier. The decrease was primarily attributable to goodwill impairment charges of $12.3 million and a provision for estimated hurricane insurance losses of $3.9 million taken during the third quarter of 2008.
The Company’s results for all periods presented include the results of Walter Investment Management, LLC, while the results for Hanover Capital Mortgage Holdings, Inc. are only included for post-merger periods.
Third Quarter 2009 Liquidity Summary
At September 30, 2009, the Company had $23.9 million of cash. The Company had no borrowings under its $15 million revolving credit facility at September 30, 2009. Additionally, Walter Investment has access to a $10 million facility to cover potential catastrophic hurricane-related losses.
On October 21, 2009, the Company received net proceeds of approximately $76.9 million from its follow-on common stock offering. We anticipate that the proceeds will be used to purchase residential loans and for other investment and general corporate purposes.
Conference Call Webcast
Members of the Company’s leadership team will discuss Walter Investment’s third quarter results and other general business matters during a conference call and live webcast to be held on Friday, November 6, 2009, at 10 a.m. Eastern Time. To listen to the event live or in an archive which will be available for 30 days, visit the Company’s website at www.walterinvestment.com
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in subprime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.8 billion of assets under management and annualized revenues of approximately $190 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 215 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Safe Harbor Statement
Certain statements in this release and in our public documents to which we refer, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions are intended to identify forward looking statements. Forward-looking statements are based on the Company’s current belief, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. These risks and uncertainties are contained in Walter Investment Management Corp.’s Registration Statement on Form S-11 dated September 22, 2009, as amended October 8, 2009 and October 16, 2009 and Walter Investment Management Corp.’s other filings with the Securities and Exchange Commission.
In particular (but not by way of limitation), the following important factors and assumptions could affect the Company’s future results and could cause actual results to differ materially from those expressed in the forward-looking statements: local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends and developments in particular; the availability of suitable qualifying investments for the proceeds of the Company’s recent secondary offering and risks associated with any such investments that we may pursue; the availability of additional investment capital and suitable qualifying investments and risks associated with any future expansion of our business activities; limitations imposed on the Company’s business due to its REIT status and the Company’s continued qualification as a REIT for Federal Income Tax Purposes; financing sources and availability, and future interest expense; fluctuations in interest rates and levels of mortgage prepayments; increases in costs and other general competitive factors; natural disasters and adverse weather conditions, especially to the extent they result in material payouts under insurance policies placed with our captive insurance subsidiary; changes in federal, state and local policies, laws and regulations affecting our business, including, without limitation, mortgage financing or servicing, and/or the rights and obligations of property owners, mortgagees and tenants; the effectiveness of risk management strategies; unexpected losses resulting from pending, threatened or unforeseen litigation or other third party claims against the Company; the ability or willingness of Walter Energy, Inc., the Company’s former parent and other counterparties to satisfy its/their material obligations under its/their agreements with the Company; the Company’s continued listing on the NYSE Amex; uninsured losses or losses in excess of insurance limits and the availability of adequate insurance coverage at reasonable costs; the integration of the former Hanover Capital Mortgage Holdings, Inc. business into that of Walter Investment Management, LLC and its affiliates (the “Merger”), and the realization of anticipated synergies, cost savings and growth opportunities from the Merger; future performance generally; and other presently unidentified factors.
All forward looking statements set forth herein are qualified by these cautionary statements and are made only as of November 5, 2009. The Company undertakes no obligation to update or revise the information contained herein, including without limitation any forward-looking statements whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.

Walter Investment Management Corp. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except share and per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Net interest income:
Interest income	$43,191	$47,649	$133,701	$146,107
Less: Interest expense	22,229	24,278	67,972	78,432
Less: Interest rate hedge ineffectiveness	—	—	—	16,981

Total net interest income	20,962	23,371	65,729	50,694
Less: Provision for loan losses	3,102	5,289	11,211	12,646

Total net interest income after provision for loan losses	17,860	18,082	54,518	38,048

Non-interest income:
Premium revenue	2,581	3,205	9,060	8,264
Other income, net	461	(1,272)	838	(1,627)

Total non-interest income	3,042	1,933	9,898	6,637

Non-interest expenses:
Claims expense	1,098	1,400	3,760	3,870
Salaries and benefits	5,441	4,177	15,254	12,272
Legal and professional	615	273	3,215	855
Occupancy	223	389	1,023	1,168
Technology and communication	687	300	2,236	1,008
Depreciation and amortization	283	308	893	1,132
General and administrative	2,914	1,924	7,212	5,447
Other expense	53	361	439	1,119
Related party — allocated corporate charges	—	869	853	2,603
Goodwill impairment charges	—	12,291	—	12,291
Provision for estimated hurricane insurance losses	—	3,853	—	3,853

Total non-interest expenses	11,314	26,145	34,885	45,618

Income (loss) before income taxes	9,588	(6,130)	29,531	(933)
Income tax expense	1,345	1,767	(75,725)	3,694

Net income (loss)	$8,243	$(7,897)	$105,256	$(4,627)

Basic income (loss) per common and common equivalent share	$0.40	$(0.40)	$5.16	$(0.23)
Diluted income (loss) per common and common equivalent share	$0.40	$(0.40)	$5.15	$(0.23)

Weighted average common and common equivalent shares outstanding — basic	20,586,199	19,871,205	20,299,435	19,871,205

Weighted average common and common equivalent shares outstanding — diluted	20,687,965	19,871,205	20,357,139	19,871,205

Walter Investment Management Corp. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share amounts)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and cash equivalents	$23,896	$1,319
Short-term investments, restricted	53,186	49,196
Receivables, net	4,369	5,447
Residential loans, net of allowance for loan losses of $17,789 and $18,969, respectively	1,673,103	1,767,838
Subordinate security	1,769	—
Real estate owned	56,745	48,198
Unamortized debt expense	18,822	19,745
Other assets	10,859	7,098

Total assets	$1,842,749	$1,898,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,507	$2,181
Accrued expenses	29,875	46,367
Deferred income taxes, net	208	55,530
Mortgage-backed debt	1,292,242	1,372,821
Accrued interest	8,989	9,717
Other liabilities	742	748

Total liabilities	1,333,563	1,487,364

Stockholders’ equity:
Member unit
Issued - 0 member units at September 30, 2009 and 1 member unit at December 31,	—	—
2008
Preferred stock, $0.01 par value per share:
Authorized - 10,000,000 shares Issued and outstanding - 0 shares at September 30, 2009 and December 31, 2008	—	—
Common stock, $0.01 par value per share:
Authorized - 90,000,000 shares Issued and outstanding - 19,892,887 shares at September 30, 2009	199	—
Additional paid-in capital	45,354	52,293
Retained earnings	461,406	684,127
Accumulated other comprehensive income	2,227	1,747

	509,186	738,167
Less: Receivable from Walter Energy	—	(326,690)

Total stockholders’ equity	509,186	411,477

Total liabilities and stockholders’ equity	$1,842,749	$1,898,841

Walter Investment Management Corp. and Subsidiaries
Operating Statistics
(Unaudited)
(dollars in millions, except per share amounts)

	Q3 2009	Q2 2009	Q3 2008
30+ Delinquencies (1)	5.55%	5.06%	5.00%
90+ Delinquencies (1)	3.24%	2.73%	2.53%

Provision for Losses	$3.1	$3.7	$5.3
Net Charge-offs	$3.6	$3.9	$4.3
Charge-off Ratio (2)	0.85%	0.90%	0.94%

Allowance for Losses	$17.8	$18.3	$14.9
Allowance for Losses Ratio (3)	1.05%	1.06%	0.82%

30+ Delinquencies (1)	$102.7	$95.4	$98.0
REO (Real Estate Owned)	$56.7	$55.8	$41.3
TIO (Taxes, Insurance, Escrow and Other Advances)	$15.4	$14.8	$13.8

Nonperforming Assets (Delinquencies +REO + TIO)	$174.8	$166.0	$153.1
Nonperforming Assets Ratio (4)	9.08%	8.48%	7.47%

Default Rate (5)	5.37%	5.51%	3.89%
Fixed Rate Mortgages	5.20%	5.37%	3.48%
Adjustable Rate Mortgages	14.71%	14.43%	26.07%

Loss Severities (6)	16.90%	19.00%	17.80%
Fixed Rate Mortgages	12.51%	13.30%	10.50%
Adjustable Rate Mortgages	61.75%	47.00%	52.00%

Number of Accounts Serviced (7)	35,725	36,320	38,192

Total Portfolio (8)	$1,924.7	$1,956.5	$2,050.3

ARM Portfolio (9)	$27.3	$29.6	$36.3

Prepayment Rate (Voluntary CPR)	3.36%	4.06%	4.49%

Book Value per Share(10)	$25.60	$25.69	NM

Debt to Equity Ratio	2.54:1	2.59:1	NM

(1)	Delinquencies are defined as the percentage of principal balances outstanding which have monthly payments over 30 days past due. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with bankruptcy court approved mortgage payment obligations.

(2)	The charge-off ratio is calculated as annualized net charge-offs, divided by average residential loans before the allowance for losses.

(3)	The allowance for losses ratio is calculated as period-end allowance for losses divided by period-end residential loans before the allowance for losses.

(4)	The nonperforming assets ratio is calculated as period-end non-performing assets, divided by period-end principal balance of residential loans plus REO and TIO.

(5)	Default rate is calculated as the annualized balance of repossessions for the quarter divided by the average total balance of the portfolio for the quarter.

(6)	Loss severities are calculated as the loss on sale of REO properties divided by the carrying value of REO.

(7)	Includes REO accounts.

(8)	Total portfolio includes the principal balance of residential loans, REO and TIO.

(9)	ARM portfolio includes the principal balance of adjustable rate residential loans and REO resulting from defaulted adjustable rate residential loans.

(10)	Book Value per share is calculated by dividing the Company’s equity by total shares issued and outstanding of 19,892,887.

NM	Not Meaningful